UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 9, 2018 (August 8, 2018)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018, Jeremiah J. Ashcroft III’s roles as President and Chief Executive Officer and a member of the Board of Directors of EQT Midstream Services, LLC, the general partner (the EQM General Partner) of EQT Midstream Partners, LP, terminated.  Mr. Ashcroft’s roles as the EQT Corporation (EQT) Senior Vice President and President, Midstream and President and Chief Executive Officer and a member of the Board of Directors of EQT GP Services, LLC, the general partner (the EQGP General Partner) of EQT GP Holdings, LP also terminated the same day.

Effective August 8, 2018, Thomas F. Karam, currently a member of the EQT Board of Directors, has been appointed as President and Chief Executive Officer and a member of the Board of Directors of each of the EQM General Partner and the EQGP General Partner.  Mr. Karam, age 59, served as a Founder and Chairman of Karbon Partners, LLC (which invests in, owns, constructs, and operates midstream energy assets) from April 2017 to August 2018 and served as Founder, Chairman and Chief Executive Officer of PennTex Midstream Partners, LLC (PennTex) (a publicly traded master limited partnership with operations in North Louisiana and the Permian basin in Texas) from 2014 until its sale to Energy Transfer Partners in November 2016.  Mr. Karam has been a senior executive and entrepreneur in the midstream energy sector for over 25 years. Prior to founding PennTex, Mr. Karam was the founder, Chairman and Chief Executive Officer of Laser Midstream Partners, LLC (Laser) (an independent natural gas gatherer in the northeast Marcellus Shale) from 2010 until February 2012 when it was acquired by Williams Partners LP (a publicly traded master limited partnership providing large-scale infrastructure). Prior to Laser, Mr. Karam was the President, Chief Operating Officer and Director of Southern Union Company (Southern Union) leading its successful transformation from a large local distribution company to one of the largest pipeline companies in the United States at the time. Prior to Southern Union, Mr. Karam was the President and Chief Executive Officer of Pennsylvania Enterprises, Inc. and PG Energy, a natural gas utility in central and northeastern Pennsylvania until its acquisition by Southern Union. Mr. Karam began his professional career in investment banking where he spent a number of years with Legg Mason Inc. and Thomson McKinnon.

In consideration for his services in such positions, Mr. Karam will receive: (i) an annual base salary of $600,000; (ii) a target 2018 annual incentive award opportunity of $420,000; and (iii) a 2018 long-term incentive award valued at $3,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

Date: August 9, 2018	By:	/s/ Robert J. McNally

		Name:	Robert J. McNally
		Title:	Senior Vice President and Chief Financial Officer